Exhibit 99.1

Innovative Industrial Properties to Acquire Maryland Property and Enter Into Long-Term Lease with Holistic Industries

The Company Expects to Invest Up to $15 Million in the 72,000 Square Foot Medical-Use Cannabis Cultivation Facility

SAN DIEGO, CA – May 4, 2017 – Innovative Industrial Properties, Inc. (the “Company”) (NYSE: IIPR), the leading provider of creative real estate capital solutions to the medical-use cannabis industry, announced today that it has executed an agreement to purchase the 9220 Alaking Court property in Capitol Heights, Maryland, which is currently under development and expected to comprise approximately 72,000 square feet upon completion. Concurrent with the closing of the purchase, the Company expects to enter into a long-term, triple-net lease agreement with Holistic Industries LLC (“Holistic”), which intends to use the facility as the only medical cannabis cultivation facility in Prince George’s County. Holistic is one of 15 companies throughout the state of Maryland to receive provisional approval for the cultivation of medical-use cannabis by the Maryland Medical Cannabis Commission (the "MMCC"), having also received provisional approval from MMCC for processing and dispensing medical cannabis in Maryland. Holistic is led by Josh Genderson, who brings years of experience and a proven track record in the medicinal cannabis industry.

The initial purchase price for the property is $8 million, and the seller, an affiliate of Willco Construction Co., Inc., a leading developer with more than 50 years of experience in commercial real estate in the Washington, D.C. metropolitan area, will be responsible for completing certain development milestones after the closing of the acquisition, for which the seller will be reimbursed $3 million. Holistic, as tenant, is also expected to complete tenant improvements for the building, for which the Company has agreed to provide reimbursement of up to $4 million. Assuming full payment for each step of the development, the Company's total investment in the property will be $15 million.

The initial term of the lease is 16 years, with three options to extend the term for three additional five-year periods. The lease provides for an initial annualized aggregate base rent of 15% of the sum of the initial purchase price, the additional seller reimbursement and the reimbursed tenant improvements, subject to three months of rent abatement at the beginning of the term and the Company's additional establishment of a rent reserve of $1.9 million that is amortized over the initial term of the lease. The aggregate base rent is subject to 3.25% annual increases during the initial term of the lease, and Holistic is also responsible for paying the Company a property management fee equal to 1.5% of the then-existing aggregate base rent.

As one of only three companies in Maryland to be provisionally approved for complete vertical integration with licenses in cultivation, processing and dispensing of medical cannabis, Holistic's management team and board of advisors bring decades of experience in executive management, agriculture, business, health and medical science, including the ownership, management and operation of successful medical-use cannabis cultivation and processing facilities in Washington, D.C., as well as approval for cultivation and dispensary operations in Massachusetts. Mr. Genderson’s longstanding Washington, D.C. operations manufacture a rare category of medicinal products designed specifically for young patients suffering from seizures and associated symptoms. Holistic plans to produce these same medicines in Maryland as part of an extensive product line.

“My goal has always been to provide the highest-quality, cannabis-derived medical products at the best possible value, and my primary focus has been on beneficial medicinal products specifically designed for the most sensitive patients,” said Mr. Genderson, Chief Executive Officer of Holistic. “We are fortunate to have found a partner in Innovative Industrial Properties that has the capabilities and experience to help us achieve that goal on behalf of the people of Maryland. As the only grower to launch cultivation operations in Prince George’s County, we look forward to joining the local business community with the addition of our state-of-the-art facility.”

"We are excited to have Holistic as a new tenant, and to partner with Willco and its first-class development team on the completion of the development of the Alaking property," said Robert Sistek, Chief Financial Officer and Executive Vice President, Investments. "Similar to our New York medical-use cannabis cultivation and processing facility leased to PharmaCann, the Alaking property is being developed as an institutional-grade facility that will be instrumental in Holistic's execution on its mission to provide the highest-quality products with exacting specifications to meet the tremendous demand for treatment from patients throughout the state of Maryland."

The transaction is expected to close in the second quarter 2017, and property development is expected to be completed in the third quarter 2017. The transaction is subject to the Company's continued diligence and customary closing conditions, and the Company cannot provide assurances that it will close on the transaction on the terms described herein, or at all.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. intends to elect to be taxed as a real estate investment trust. Additional information is available at www.innovativeindustrialproperties.com.

About Holistic Industries LLC

Holistic Industries, LLC was founded in 2015 with the mission of providing the highest-quality medicinal cannabis to the people of Maryland most in need. Holistic has been granted Stage One license pre-approvals by the State of Maryland for the cultivation and processing of medical cannabis in Prince George’s County, Maryland, and for the dispensing of medical cannabis in Rockville, Maryland. Holistic is led by Josh Genderson, who brings years of experience in the medicinal cannabis industry; Richard Cohen, Chairman of Willco and veteran of the real estate industry; and Wilton Lash, a respected minority business owner with more than 30 years of experience in waste management and the founder and owner of Lucky Dog Industries. For more information, visit www.holisticindustries.com.

About Willco

Willco is a leading developer, owner, investor, and manager of commercial real estate in the Washington, DC area, with a current portfolio of approximately three million square feet and an additional eight million square feet of potential new development. Locally owned with a broad network of partners and a deep understanding of the Washington, DC market – one of the world’s most vibrant real estate markets – Willco is uniquely adept at identifying overlooked opportunities as evidenced by its long track record of profitable investments. The firm’s service offerings include acquisitions, financing, development, asset management, property management and leasing. For more information, visit www.willco.com.

Innovative Industrial Properties Forward-Looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding the purchase, development and lease of the Alaking property and the terms thereof, are forward-looking statements. When used in this press release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Robert Sistek

Chief Financial Officer and Executive Vice President, Investments

Innovative Industrial Properties, Inc.

(858) 997-3332